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                                                                  EXHIBIT 4.3.1.

               FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment"),
                                                                  ---------
dated as of August 23, 1996, is made by and among FRD ACQUISITION CO., a Delaware corporation (the "Company"); FAMILY RESTAURANTS, INC., a Delaware
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corporation ("FRI"), and the other record holders of the Company's 12 1/2%
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Senior Notes due 2004 (the "Senior Notes") who have executed this Amendment and relates to that certain Registration Rights Agreement, dated as of May 23, 1996 (the "Rights Agreement"), between the Company and FRI, as the initial holder of
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the Senior Notes.

                                    RECITALS
                                    --------

     A. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the meanings set forth in the Rights Agreement.

     B. The Company and the holders of a majority of the outstanding principal amount of the Senior Notes desire to amend the Rights Agreement upon the terms and conditions stated herein in accordance with Section 9(c) of the Rights Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

Broker-Dealer:  Any broker or dealer registered under the Securities Exchange
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Act of 1934, as amended.

Consummate:  An Exchange Offer shall be deemed "Consummated" for purposes of
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this Agreement upon the occurrence of (i) the filing and effectiveness under the
Securities Act of the Exchange Offer Registration Statement relating to the Series B Senior Notes to be issued in the Exchange Offer, (ii) the keeping of the Exchange Offer open for a period of not less than the minimum period required pursuant to Section 2(b) hereof and (iii) the delivery by the Company to the Registrar under the Indenture of Series B Senior Notes in the same aggregate principal amount as the aggregate principal amount of Series A Senior Notes that were tendered by holders thereof pursuant to the Exchange Offer.

Exchange Offer:  The registration by the Company under the Act of the Series B
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Senior Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Senior Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
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Exchange Offer Registration Statement:  The Registration Statement relating to
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the Exchange Offer, including the related Prospectus.

Filing Target Date:  As defined in Section 4.
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First Amendment:  That certain First Amendment to Registration Rights Agreement,
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dated as of August 23, 1996 by and among the Company, FRI and certain other holders of the Transfer Restricted Securities.

Issue Date:  the date of first issuance of the Senior Notes under the Indenture.
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SEC:  The Securities and Exchange Commission.
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Securities Act:  The Securities Act of 1933, as amended.
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Series A Senior Notes:  The Company's 12 1/2% Senior Notes due 2004 issued under
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the Indenture.

Series B Senior Notes:  The Company's 12 1/2% Series B Senior Notes due 2004 to
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be issued pursuant to the Indenture in the Exchange Offer.

Shelf Registration Statement:  As defined in Section 3 hereof.
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Transfer Restricted Securities:  Each Series A Senior Note, until the earliest
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to occur of (a) the date on which such Series A Senior Note is exchanged in the
Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Series A Senior Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and
(c) the date on which such Series A Senior Note is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

     2. Section 1 of the Rights Agreement is hereby amended by deleting the following terms and their definitions in their entirety: Filing Date, Registrable Securities, Senior Notes and Shelf Registration.

     3. Section 1 of the Rights Agreement is hereby amended by deleting the words "Section 2(a)" in every place they appear and replacing them with the words "Section 3", and by deleting the words "Section 2(b)" is every place they appear and replacing them with the words "Section 4".

     4. The definition of "Effectiveness Date" in Section 1 of the Rights Agreement is deleted in its entirety and replaced with the following:
"September 26, 1996".

     5. The definition of "Registration Statement" in Section 1 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

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     "Any registration statement of the Company relating to (a) an offering of
     Series B Senior Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein."

     6. In each place they appear in the Rights Agreement, (a) the term "Registrable Securities" is hereby deleted and replaced with the term "Transfer Restricted Securities"; (b) the term "Senior Notes" is hereby deleted and replaced with the term "Series A Senior Notes";

     7. Section 2 of the Rights Agreement shall be deleted in its entirety and replaced with the following:

SECTION 2.  Registered Exchange Offer
            -------------------------

     (a) Unless the Exchange Offer shall not be permissible under applicable law or SEC policy (after the procedures set forth in Section 6 below have been complied with), the Company shall (i) cause to be filed with the SEC as soon as practicable after the execution of the First Amendment, but in no event later than August 29, 1996 a Registration Statement under the Securities Act relating to the Series B Senior Notes and the Exchange Offer, (ii) use its best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than the Effectiveness Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and
(C) cause all necessary filings in connection with the registration and qualification of the Series B Senior Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Senior Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Series B Senior Notes held by Broker-Dealers as contemplated by Section 2(c) below.

     (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no
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event shall such period be less than 20 business days.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Senior Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

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

     (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Senior Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Series A Senior Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Senior Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Series B Senior Notes held by any such Broker-Dealer except to the extent required by the SEC as a result of a change in policy after the date of this Agreement.

     The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6 below to the extent necessary to ensure that it is available for resales of Series B Senior Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

     The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.

     8. The following shall be inserted immediately before Section 3 of the Rights Agreement:

SECTION 3.  Shelf Registration.
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     If (i) the Company is not required to file an Exchange Offer Registration
Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy (after the procedures set forth in Section 6 below have been complied with) or (ii) if any holder of Transfer Restricted Securities shall notify the Company within 20 business days of the Consummation of the Exchange Offer (A) that such holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) that such holder may not resell the Series B Senior Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder, then the Company shall

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          (x)  cause to be filed a shelf registration statement pursuant to Rule
     415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration
                                                   ------------------
     Statement") on or prior to the earliest to occur of (1) the 30th day after
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     the date on which the Company determines that the Exchange Offer is not permitted by applicable law or SEC policy (after the procedures set forth in Section 6 below have been complied with) and (2) the 30th day after the date on which the Company receives notice from a holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement
                     ---------------------
     shall provide for resales of all Transfer Restricted Securities;

          (y) use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or before the 30th day after the Shelf Filing Deadline; and

          (z) use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6 hereof to the extent necessary to ensure that it is available for resales of Series A Senior Notes by the holders of Transfer Restricted Securities entitled to the benefit of this Section 3, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period (the "Effectiveness Period") of the shorter of (A) three years from the Issue Date and (B) such shorter period that will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been disposed of in accordance with the Shelf Registration Statement.

     If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period the Company shall use its best effort to obtain the withdrawal of any order suspending the effectiveness thereof at the earliest possible moment, and if necessary, to file additional Shelf Registration Statements covering all of the Transfer Restricted Securities. The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company, if required by the Securities Act, or if requested by the holders of a majority in principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities.

SECTION 4.  Liquidated Damages.
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     The parties hereto agree that the holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Sections 2 or 3 and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) any of the Registration Statements required by this Agreement is not filed with the SEC on or prior to the date specified for such filing in this Agreement (the "Filing Target Date"),
(ii) any of such Registration Statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is declared effective but thereafter ceases to be effective

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or usable during the Effectiveness Period (the Filing Target Date in the case of clause (i), the Effectiveness Target Date in the case of clause (ii), the date
30 business days after the Effectiveness Target Date in the case of clause (iii) and the date on which either (A) the Exchange Offer Registration Statement ceases to be effective or available for use by Broker-Dealers as provided in
Section 2(c) hereof or (B) the Shelf Registration Statement ceases to be effective as required pursuant to Section 3(ii)(z) hereof, as applicable, in the case of clause (iv), each being referred to herein as an "Event Date," and each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company will pay as liquidated damages to each holder of Transfer Restricted Securities an amount (the "Liquidated Damages") equal to (A) for the 90-day period beginning on an Event Date, $.05 per week per $1,000 principal amount of such Transfer Restricted Securities, and (B) for each subsequent 90-day period, the Liquidated Damages for the prior 90-day period increased by an additional $.05 per week per $1,000 principal amount of such Transfer Restricted Securities; provided, however, that the Liquidated Damages will, in each case,
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cease to accrue on the date on which (w) the applicable Registration Statement required by this Agreement is filed, with respect to Liquidated Damages payable pursuant to clause (i) above for failure to file by the Filing Target Date; (x) the applicable Registration Statement is declared effective, with respect to the Liquidated Damages payable pursuant to clause (ii) above for failure to be declared effective by the Effectiveness Target Date; (y) the Exchange Offer has been Consummated, with respect to Liquidated Damages payable with respect to Liquidated Damages payable pursuant to clause (iii) above; or (z) the applicable Registration Statement is no longer subject to an order suspending the effectiveness thereof or a new subsequent Registration Statement is declared effective, with respect to Liquidated Damages payable pursuant to clause (iv) above for the failure to remain effective or usable during the Effectiveness Period.

     The Company shall notify the Trustee within one Business Day after each and every Event Date. The Company shall pay the Liquidated Damages due on the Transfer Restricted Securities by depositing with the Trustee, in trust, for the benefit of the holders thereof, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due or additional Senior Notes if interest on such Senior Notes is then payable in additional Senior Notes. The Liquidated Damages due shall be payable on each interest payment date to the record holder of Transfer Restricted Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture. Each obligation to pay the Liquidated Damages shall be deemed to accrue on the applicable Event Date. The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by holders of Transfer Restricted Securities by reason of a Registration Default.

     9. In the first paragraph of Section 4 of the Rights Agreement, the words "Section 2" are deleted and replaced with the words "Sections 2 and 3". In
Section 4(a) of the Rights Agreement, the words "Filing Date" are deleted and replaced with the words "Filing Target Date", and the words "Section 2" are deleted and replaced with the words "Sections 2 and 3".

     10. Sections 3 through 9 of the Rights Agreement are hereby renumbered as Sections 5 through 11, and any references to these sections are hereby amended accordingly.

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

     11. Except as specifically amended hereby, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     12. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     13. Subject to the restrictions and other limitations expressly set forth herein, the terms, covenants, and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors, and permitted assigns.

     14. This Amendment shall inure to the benefit and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each holder of Registrable Securities.

     15. This Amendment may be executed in any number of counterparts, any set of which when signed by the parties hereto shall be deemed to be and shall constitute a completed executed original for all purposes.

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

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              FRD ACQUISITION CO.,
                              a Delaware corporation



                              By:
                                 --------------------------------
                                  Name:
                                       --------------------------
                                  Title:
                                        -------------------------

                              HOLDERS OF REGISTRABLE SECURITIES

                              Name of Holder:

                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

                              -----------------------------------
                                         Address of Holder

                              By:
                                 --------------------------------
                                  Name:
                                       --------------------------
                                  Title:
                                        -------------------------

                              Aggregate Principal Amount of Registrable
                              Securities Held by Such Holder Named Above as of August 23, 1996:


                              $
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                                      S-1